Exhibit 99.1

NEWS RELEASE

News Media Alex Clark 310-252-6397 alex.clark@mattel.com	Securities Analysts Martin Gilkes 310-252-2703 martin.gilkes@mattel.com

MATTEL REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

AND DECLARES QUARTERLY DIVIDEND

Second Quarter Highlights

•	Worldwide gross sales[1] up 1% in constant currency[1], and reported worldwide gross sales down 6%, reflecting the impact from changes in currency exchange rates

•	Worldwide net sales flat in constant currency[1], and reported worldwide net sales down 7%, reflecting the impact from changes in currency exchange rates

•	North American Region[2] gross sales down 2% in constant currency and International Region gross sales up 5% in constant currency; and reported North American Region gross sales down 3% and International Region gross sales down 10%

•	Adjusted operating income[1] of $23.0 million compared to adjusted operating income[1] of $38.1 million in the second quarter of 2014, and reported operating income of $0.6 million compared to reported operating income of $1.0 million in the second quarter of 2014

•	Adjusted earnings per share[1] of $0.01 vs. prior year adjusted earnings per share[1] of $0.05, and reported loss per share of $0.03 compared to prior year reported earnings per share of $0.08

Capital Deployment

•	Board declared 2015 third quarter cash dividend of $0.38 per share, which is flat compared to the third quarter of 2014

EL SEGUNDO, Calif., July 16, 2015 – For the second quarter of 2015, Mattel, Inc. (NASDAQ: MAT) today reported flat worldwide net sales in constant currency, adjusted operating income of $23.0 million and adjusted earnings per share of $0.01.

“In the second quarter, we made solid progress as we work to return Mattel to improved growth and profitability,” said Christopher Sinclair, Mattel Chairman and CEO. “Our financial results in the quarter largely met our expectations, and we are encouraged by improved performance across our core brands, as well as strong momentum in emerging markets like China and Russia. Although we are still early in our turnaround effort, I believe we are taking all the right steps to be more competitive in the growing global toy industry.”

[1]	Please refer to Non-GAAP Financial Measures for a glossary of definitions of non-GAAP financial measures used herein, including gross sales, constant currency, adjusted operating income, adjusted earnings (loss) per share, adjusted gross margin and adjusted other selling and administrative expenses.
[2]	Consists of the United States, Canada and American Girl.

NEWS RELEASE

Financial Overview

For the quarter, worldwide net sales were flat in constant currency compared to last year. In the North American Region, which consists of the United States, Canada and American Girl, second quarter gross sales decreased 2% in constant currency, and 3% as reported. In the International Region, gross sales increased by 5% in constant currency, and decreased 10% as reported. Adjusted gross margin increased 70 basis points as adjusted and 150 basis points as reported. Adjusted other selling and administrative expenses increased 70 basis points of net sales, and 30 basis points as reported. Adjusted operating income for the quarter was $23.0 million, compared to prior year’s adjusted operating income of $38.1 million.

The Company’s debt-to-total capital ratio as of June 30, 2015 was 45.0%.

Cash flows used for operating activities were approximately $241 million, compared to approximately $79 million in 2014. Cash flows used for investing activities were approximately $161 million, a decrease of approximately $364 million, primarily due to the prior year acquisition of MEGA Brands. Cash flows used for financing activities and other were approximately $269 million, compared to cash flows from financing activities and other of approximately $83 million in 2014. The change was primarily driven by prior year net proceeds from net long-term borrowings, partially offset by prior year share repurchases.

Capital Deployment

The Board of Directors declared a third quarter cash dividend of $0.38 per share, which is flat compared to the third quarter of 2014. The dividend will be payable on September 18, 2015 to stockholders of record on August 26, 2015.

Sales by Brand

Mattel Girls and Boys Brands

For the second quarter, worldwide gross sales for Mattel Girls & Boys Brands were $601.8 million, down 3% in constant currency versus the prior year. Worldwide gross sales for the Barbie brand were down 11% in constant currency. Consistent with the first quarter, year-to-date retail sales for Barbie are up slightly on a global basis, driven by strong performance in the United States, partially offset by a decline in international markets. Worldwide gross sales for Other Girls brands were down 6% in constant currency. Worldwide gross sales for the Wheels category, which includes the Hot Wheels and Matchbox® brands, were up 26% in constant currency. Worldwide gross sales for the Entertainment business, which includes Radica® and Games, were down 16% in constant currency.

NEWS RELEASE

Fisher-Price Brands

Second quarter worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $336.8 million, up 9% in constant currency versus the prior year.

American Girl Brands

Second quarter gross sales for American Girl Brands, which offers American Girl-branded products directly to consumers, were $84.2 million, up 1% versus the prior year in constant currency.

Construction and Arts & Crafts Brands

Second quarter gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $64.8 million. Mattel acquired MEGA Brands Inc. on April 30, 2014.

Conference Call and Live Webcast

At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2015 second quarter financial results. The conference call will be webcast on the “Investors” section of the Company’s corporate website: http://corporate.mattel.com/. To listen to the live call, log in to the website at least 15 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the company’s website for 90 days and may be accessed beginning two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern time the day of the call until Friday, July 24, 2015, and may be accessed by dialing +1-404-537-3406. The passcode is 67921610.

Forward-Looking Statements

This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2015, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

NEWS RELEASE

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel discloses certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures presented in this release include gross sales, adjusted gross margin, adjusted other selling and administrative expenses, adjusted operating income, adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and are discussed in more detail below. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the attached exhibits and also will be available at the time of our conference call and webcast (information above) in the “Investors” section of our corporate website, http://corporate.mattel.com/, under the subheading “Financial Information – Earnings Releases.”

Gross sales

Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the detail of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with individual products, making net sales less meaningful.

Adjusted gross margin

Adjusted gross margin represents Mattel’s reported gross profit, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, as a percentage of net sales. Adjusted gross margin is presented to provide additional perspective on underlying trends in Mattel’s core gross profit.

Adjusted other selling and administrative expenses

Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses.

NEWS RELEASE

Adjusted operating income

Adjusted operating income represents Mattel’s reported operating income, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business and the impact of restructuring and restructuring-related expenses. Adjusted operating income is presented to provide additional perspective on underlying trends in Mattel’s core operating results.

Adjusted earnings (loss) per share

Adjusted earnings per share represents Mattel’s reported diluted earnings per common share, adjusted to exclude the impact of inventory fair value markup above cost associated with the acquisition of a business, expenses associated with the acquisition and integration of an acquired business, the impact of restructuring and restructuring-related expenses and certain tax benefits. Each adjustment is tax effected, if necessary, and divided by the reported weighted average number of common and potential common shares to determine the per-share impact of the adjustment. Adjusted earnings per share is presented to provide additional perspective on underlying trends in Mattel’s core earnings.

Constant currency

Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, current period and prior period results for entities reporting in currencies other than U.S. dollar are translated to U.S. dollars using consistent exchange rates, rather than using the actual exchange rate in effect during the respective periods. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on underlying trends in Mattel’s operating performance.

About Mattel

The Mattel family of companies (Nasdaq: MAT) is a worldwide leader in the design, manufacture and marketing of toys and family products. Mattel’s portfolio of best-selling brands includes Barbie®, the most popular fashion doll ever produced, Hot Wheels®, Monster High®, American Girl®, Thomas & Friends®, Fisher-Price® brands and MEGA® Brands, as well as a wide array of entertainment-inspired toy lines. In 2014, Mattel was named one of the “World’s Most Ethical Companies” by Ethisphere Magazine and in 2014 ranked No. 5 on Corporate Responsibility Magazine’s “100 Best Corporate Citizens” list. With worldwide headquarters in El Segundo, Calif., Mattel’s companies employ approximately 31,000 people in 40 countries and territories and sell products in more than 150 nations. Visit us at www.mattel.com, www.facebook.com/mattel or www.twitter.com/mattel.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended June 30,					For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2015		2014		Yr / Yr % Change	2015		2014		Yr / Yr % Change
	$ Amt	% Net Sales	$ Amt	% Net Sales		$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$988.2		$1,062.3		-7%	$1,910.9		$2,008.4		-5%
Cost of sales	515.3	52.1%	569.7	53.6%	-10%	987.6	51.7%	1,034.3	51.5%	-5%

Gross Profit	472.9	47.9%	492.6	46.4%	-4%	923.3	48.3%	974.1	48.5%	-5%
Advertising and promotion expenses	104.7	10.6%	99.9	9.4%	5%	207.2	10.8%	190.7	9.5%	9%
Other selling and administrative expenses	367.6	37.2%	391.7	36.9%	-6%	770.0	40.3%	776.2	38.6%	-1%

Operating Income (Loss)	0.6	0.1%	1.0	0.1%	-44%	(53.9)	-2.8%	7.2	0.4%	-846%
Interest expense	20.7	2.1%	19.0	1.8%	9%	41.1	2.2%	36.2	1.8%	14%
Interest (income)	(2.1)	-0.2%	(2.2)	-0.2%	-4%	(3.8)	-0.2%	(3.5)	-0.2%	9%
Other non-operating expense (income), net	1.9		(1.4)			1.8		(1.7)

Loss Before Income Taxes	(19.9)	-2.0%	(14.4)	-1.4%	38%	(93.0)	-4.9%	(23.8)	-1.2%	291%
(Benefit) for income taxes	(8.5)		(42.7)			(23.5)		(40.9)

Net (Loss) Income	$(11.4)	-1.1%	$28.3	2.7%	-140%	$(69.5)	-3.6%	$17.1	0.9%	-506%

Net (Loss) Income Per Common Share - Basic	$(0.03)		$0.08			$(0.21)		$0.05

Weighted average number of common shares	338.8		338.7			338.7		339.5

Net (Loss) Income Per Common Share - Diluted	$(0.03)		$0.08			$(0.21)		$0.05

Weighted average number of common and potential common shares	338.8		340.6			338.7		341.6

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,		December 31,
	2015	2014 (a)	2014 (a)
(In millions)	(Unaudited)
Assets
Cash and equivalents	$300.5	$518.2	$971.7
Accounts receivable, net	803.1	884.1	1,094.5
Inventories	853.8	882.8	561.8
Prepaid expenses and other current assets	572.3	602.9	558.9

Total current assets	2,529.7	2,888.0	3,186.9
Property, plant, and equipment, net	733.0	703.4	737.9
Other noncurrent assets	2,835.1	2,896.8	2,797.2

Total Assets	$6,097.8	$6,488.2	$6,722.0

Liabilities and Stockholders’ Equity
Short-term borrowings	$—	$20.5	$—
Accounts payable and accrued liabilities	881.9	866.4	1,070.1
Income taxes payable	7.8	20.7	18.8

Total current liabilities	889.7	907.6	1,088.9
Long-term debt	2,100.0	2,100.0	2,100.0
Other noncurrent liabilities	543.6	529.0	584.0
Stockholders’ equity	2,564.5	2,951.6	2,949.1

Total Liabilities and Stockholders’ Equity	$6,097.8	$6,488.2	$6,722.0

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	June 30,
(In millions, except days and percentage information)	2015	2014
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	73	74
Total debt outstanding	$2,100.0	$2,120.5
Total debt-to-total capital ratio	45.0%	41.8%

	Six Months Ended June 30,
(In millions)	2015 (b)	2014
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(241)	$(79)
Cash flows (used for) investing activities	(161)	(525)
Cash flows (used for) from financing activities and other	(269)	83

Decrease in cash and equivalents	$(671)	$(521)

(a)	Certain balances related to the acquisition of MEGA Brands have been retrospectively adjusted to reflect their final acquisition-date fair values.
(b)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
(In millions, except percentage information)	2015		2014		2015		2014
Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$601.8		$689.0		$1,206.9		$1,345.8
% Change		-13%		-13%		-10%		-9%
Pos./(Neg.) Impact of Currency (in % pts)		-10		-1		-9		-1

% Change in Constant Currency		-3%		-12%		-1%		-8%

Fisher-Price Brands	336.8		328.8		600.7		600.2
% Change		2%		-17%		0%		-12%
Pos./(Neg.) Impact of Currency (in % pts)		-7		0		-7		0

% Change in Constant Currency		9%		-17%		7%		-12%

American Girl Brands	84.2		83.1		190.2		189.1
% Change		1%		6%		1%		6%
Construction and Arts & Crafts Brands[1]	64.8		61.6		103.1		61.6
Other	7.5		8.6		14.4		15.7

Gross Sales	$1,095.1		$1,171.1		$2,115.3		$2,212.4

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$130.3		$160.8		$276.3		$330.7
% Change		-19%		-15%		-16%		-15%
Pos./(Neg.) Impact of Currency (in % pts)		-8		-2		-8		-2

% Change in Constant Currency		-11%		-13%		-8%		-13%

Other Girls	175.9		210.9		365.4		423.9
% Change		-17%		-11%		-14%		-4%
Pos./(Neg.) Impact of Currency (in % pts)		-11		-1		-10		-2

% Change in Constant Currency		-6%		-10%		-4%		-2%

Wheels	160.6		139.9		292.6		270.4
% Change		15%		-3%		8%		-3%
Pos./(Neg.) Impact of Currency (in % pts)		-11		-2		-10		-2

% Change in Constant Currency		26%		-1%		18%		-1%

Entertainment	135.0		177.4		272.6		320.8
% Change		-24%		-19%		-15%		-15%
Pos./(Neg.) Impact of Currency (in % pts)		-8		1		-8		0

% Change in Constant Currency		-16%		-20%		-7%		-15%

Gross Sales	$601.8		$689.0		$1,206.9		$1,345.8

Worldwide Gross Sales by Region:
North American[2]	$583.6		$601.2		$1,181.7		$1,153.2
% Change		-3%		-8%		2%		-5%
Pos./(Neg.) Impact of Currency (in % pts)		-1		-1		-1		0

% Change in Constant Currency		-2%		-7%		3%		-5%

International	511.5		569.9		933.6		1,059.2
% Change		-10%		-9%		-12%		-8%
Pos./(Neg.) Impact of Currency (in % pts)		-15		-2		-16		-1

% Change in Constant Currency		5%		-7%		4%		-7%

Gross Sales	$1,095.1		$1,171.1		$2,115.3		$2,212.4

% Change		-6%		-8%		-4%		-7%
Pos./(Neg.) Impact of Currency (in % pts)		-7		-1		-7		-1

% Change in Constant Currency		1%		-7%		3%		-6%

Reconciliation of Non-GAAP to GAAP Financial Measure:
Gross Sales	$1,095.1		$1,171.1		$2,115.3		$2,212.4
Sales Adjustments	(106.9)		(108.8)		(204.4)		(204.0)

Net Sales	$988.2		$1,062.3		$1,910.9		$2,008.4

% Change		-7%		-9%		-5%		-7%
Pos./(Neg.) Impact of Currency (in % pts)		-7		-1		-7		-1

% Change in Constant Currency		0%		-8%		2%		-6%

[1]	Sales of Construction and Arts & Crafts products include the MEGA BLOKS and RoseArt brands. Mattel acquired MEGA Brands Inc. on April 30, 2014.
[2]	Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In millions, except per share and percentage information)	2015	2014	2015	2014
Gross Profit
Gross Profit, As Reported	$472.9	$492.6	$923.3	$974.1
Gross Margin	47.9%	46.4%	48.3%	48.5%
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	8.3	—	8.3

Gross Profit, As Adjusted	$472.9	$500.9	$923.3	$982.4

Adjusted Gross Margin	47.9%	47.2%	48.3%	48.9%
Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$367.6	$391.7	$770.0	$776.2
% of Net Sales	37.2%	36.9%	40.3%	38.6%
Adjustments:
MEGA Brands Integration & Acquisition Costs	(2.6)	(11.2)	(10.3)	(11.2)
MEGA Brands Intangible Asset Amortization Expense	(4.2)	(5.0)	(8.4)	(5.0)
Severance Expense	(15.6)	(12.6)	(43.6)	(34.1)

Other Selling and Administrative Expenses, As Adjusted	$345.2	$362.9	$707.7	$725.9

% of Net Sales	34.9%	34.2%	37.0%	36.1%
Operating Income (Loss)
Operating Income (Loss), As Reported	$0.6	$1.0	$(53.9)	$7.2
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	8.3	—	8.3
MEGA Brands Integration & Acquisition Costs	2.6	11.2	10.3	11.2
MEGA Brands Intangible Asset Amortization Expense	4.2	5.0	8.4	5.0
Severance Expense	15.6	12.6	43.6	34.1

Operating Income, As Adjusted	$23.0	$38.1	$8.4	$65.8

Earnings Per Share
Net (Loss) Income Per Common Share, As Reported	$(0.03)	$0.08	$(0.21)	$0.05
Adjustments:
MEGA Brands Inventory Fair Value Markup Above Cost	—	0.02	—	0.02
MEGA Brands Integration & Acquisition Costs	0.01	0.03	0.02	0.03
MEGA Brands Intangible Asset Amortization Expense	0.01	0.01	0.02	0.01
Severance Expense	0.03	0.03	0.11	0.08
Discrete Tax Items	(0.01)	(0.12)	(0.01)	(0.11)

Net Income (Loss) Per Common Share, As Adjusted	$0.01	$0.05	$(0.07)	$0.08